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Biogen Idec Q1 2009 Earnings Conference Call and Webcast April 16, 2009

This presentation includes forward-looking statements about: our 2009 guidance, including our expected revenues, expenses, earnings, tax rate and capital expenditures our financial and operational goals through 2010 estimates of sales and the competitive profile of our products and the size and growth of the markets for our products the anticipated development and timing of programs in our clinical pipeline the sales potential of TYSABRI(r) Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those that we express or imply, including our continued dependence on our two principal products, AVONEX(r) and RITUXAN(r), the uncertainty of success in commercializing other products including TYSABRI(r), the occurrence of adverse safety events with our products, competitive pressures, changes in the availability of reimbursement for our products, our dependence on collaborations over which we may not always have full control, failure to execute our growth initiatives, possible adverse impact of government regulation, problems with our manufacturing processes and our reliance on third parties, the impact of the global credit crisis, the market, interest and credit risks associated with our portfolio of marketable securities, our significant investment in a manufacturing facility currently under development, our ability to attract and retain qualified personnel, the risks of doing business internationally, the actions of activist shareholders, fluctuations in our operating results, our ability to protect our intellectual property rights and the cost of doing so, product liability claims, fluctuations in our effective tax rate, our level of indebtedness, environmental risks, aspects of our corporate governance and collaborations and the other risks and uncertainties that are described in Item 1.A. Risk Factors in our annual report on Form 10-K and in other reports we file with the SEC. These forward-looking statements speak only as of the date of this presentation, and we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. Biogen Idec and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Biogen Idec in connection with the Company's 2009 annual meeting of stockholders. On April 1, 2009, Biogen Idec filed a preliminary proxy statement with the Securities and Exchange Commission (the "SEC") and will file a definitive proxy statement and other materials concerning the proposals to be presented at the Company's 2009 annual meeting. Information concerning the interests of participants in the solicitation of proxies is included in the proxy statement. THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT BIOGEN IDEC AND THE 2009 ANNUAL MEETING OF STOCKHOLDERS. Biogen Idec's stockholders are advised to read carefully the proxy statement, and any amendments or supplements thereto, and other materials filed by Biogen Idec in connection with the Company's 2009 annual meeting of stockholders, when available, before making any voting or investment decision. The Company's proxy statement and other materials, as well as the annual, quarterly and special reports filed with the SEC, when available, can be obtained free of charge at the SEC's web site at www.sec.gov or from Biogen Idec at www.biogenidec.com. The Company's definitive proxy statement and other materials will also be available for free by writing to Biogen Idec Inc., 14 Cambridge Center, Cambridge, MA 02142 or by contacting our proxy solicitor, Innisfree M&A Incorporated, by toll-free telephone at (877) 750-5836 or by e-mail at info@innisfreema.com. Forward Looking Statements and Important Information

Q1 2009 Earnings Call Agenda

Prepared Remarks	
Introduction	Elizabeth Woo, Vice President, Investor Relations
Overview	Jim Mullen, Chief Executive Officer
Commercial Update	Bill Sibold, Senior Vice President, US Commercial
AAN Preview	Alfred Sandrock, MD, PhD, Senior Vice President, Neurology R&D
Financial Performance	Paul Clancy, Chief Financial Officer

Questions & Answers	
	Jim Mullen, Chief Executive Officer
	Bill Sibold, Senior Vice President, US Commercial
	Alfred Sandrock, MD, PhD, Senior Vice President, Neurology R&D
	Paul Clancy, Chief Financial Officer
	Cecil Pickett, PhD, President, R&D

biogen idec

Page 3 April 16, 2009

James Mullen Chief Executive Officer Business Overview

Q1 2009 Overview Products, Performance and Pipeline Strong Financial Performance Revenues +10% y/y GAAP diluted EPS +56% y/y Non-GAAP diluted EPS +27% y/y Solid Product Performance AVONEX(r) worldwide revenues of $555 million, +4% y/y Revenues to Biogen Idec from RITUXAN(r) of $279 million, +13% y/y TYSABRI(r) worldwide in market revenues of $227 million, +42% y/y Pipeline Advancing 20 products in Phase 2 and beyond Significant growth in number of registrational trials expected by year end 2009 Q1 Results Consistent with 2009 Guidance Note: See Table 3 from Biogen Idec's Q1'09 earnings press release or the end of this presentation for reconciliation of GAAP diluted EPS to non-GAAP diluted EPS.

Highest Quality Pipeline 15 Issuer Scorecard: Large U.S. Pharmaceutical Companies published February 2009 Most recent rating methodology mapping for 12 large U.S.-based pharmaceutical and biotech companies Ranking of the 12 companies from strongest to weakest on several important criteria Moody's Investors Service Research Rates Biogen Idec: Highest on late-stage pipeline quality Most pipeline diversity

Bill Sibold Senior Vice President, US Commercial Commercial Update

Most prescribed MS therapy & 13 years as market leader Q4-07 Q1-08 Q2-08 Q3-08 Q4-08 Q1-09 AVONEX U.S. Sales (in $ millions) 279 308 306 322 341 340 AVONEX International Sales (in $ millions) 223.5 228 221 252 225 215 +4% Global Revenue Growth Y/Y AVONEX Disrupts Disease Not Patients' Lives AVONEX Long Term Data ASSURANCE Data at ECTRIMS 2008 15 year follow up data, since the original pivotal trial Reduced disability progression, greater quality of life and significantly greater sense of independence in self care vs. patients who switched or discontinued therapy CHAMPIONS Data at AAN 2009 10 year extension data Longest follow-up of Clinically Isolated Syndrome (CIS) in High Risk Patients

Q4-07 Q1-08 Q2-08 Q3-08 Q4-08 Q1-09 TYSABRI In Market U.S. Sales (in $ millions) 86 115 116 TYSABRI In Market International Sales (in $ millions) 73 102 111 +42% Global Revenue Growth Y/Y TYSABRI A New Level of Efficacy TYSABRI Progress and Data Making Progress on 2009 Marketing Plan Further communicate TYSABRI's unprecedented efficacy Increase physician comfort in diagnosing and treating PML Translate improved benefit/risk understanding into increased and sustained use 14 Company Sponsored Posters and Presentations at AAN

TYSABRI Utilization and Exposure - End of March 2009 YE06 YE07 YE08 End of March 2009 Intl Commercial 1200 7700 16900 18500 US Commercial 4000 12900 20200 20800 Clincial Trials 700 600 600 TYSABRI Utilization TYSABRI Post-Marketing Exposure 37,600 21,300 5,200 Overall Post-marketing Exposure >12 Months >18 Months >24 Months Note: Post-marketing exposure data includes patients exposed since November 23, 2004 and excludes approximately 4,700 patients exposed in clinical trials. Of the clinical trial patients; 2,100 were exposed for >12 months; 1,800 were exposed for >18 months; 1,400 were exposed >24 months. 40,000 Note: Numbers may not foot due to rounding

TYSABRI

A New Level of Efficacy


69%1
Improvement
in physical function
37%2
Free of disease activity
54%3
Reduction of
disease progression
68%3
Reduction in
relapse rate
Improvement
paradigm
Intermediate
Failure-based
paradigm

1. Munschauer,et al. Natalizumab Significantly Increases the Cumulative Probability of Sustained Improvement in Physical Disability, Abstract #P474 Presented at the World Congress on Treatment and Research in Multiple Sclerosis, September 2008, Montréal, Canada. Based on a post hoc subset analysis at two years.
2. Havrdova, et al. Lancet neurology February 9, 2009 S1474-4422(09)70021-3 ; Effect of natalizumab on clinical and radiological disease activity in multiple sclerosis: a retrospective analysis of the Natalizumab Safety and Efficacy in Relapsing-Remitting Multiple Sclerosis (AFFIRM) study. Free of disease activity defined as no activity in clinical measures (no relapses and no sustained disability progression) or radiological measures (no Gd+ lesions and no new or enlarging T2 lesions).
3. Polman CH, et al. *N Engl J Med*. 2006;354:899-910.

Page 11 April 16, 2009

TYSABRI Confidence Returning Among MS Prescribers Jan, 06 Feb, 06 Mar, 06 Q1 '06 Rolling Average Apr, 06 May, 06 June, 06 Q2 '06 Rolling Average H1 2006 July, 06** Aug., 06 Q3 '06 Rolling Average Oct., 06 Nov., 06 Dec., 06 Q4 '06 Rolling Average H2 2006 Jan., 07 Feb., 07 Mar., 07 Q1 '07 Apr., 07 May., 07 June., 07 Q2 '07 July., 07 Aug., 07 Sep., 07 H1 2007 Q3 '07 Oct., 07 Nov., 07 Dec., 07 Q4 '07 H2 2007 Feb. '08 Apr. '08 Feb/Apr 08 Jun. '08 Apr/Jun 08 Aug. '08 Jun/Aug 08 Aug/Oct 08 Oct/Dec 08 Dec 08 Dec/Feb09 Feb 08 Top 3 Box 0.45 0.42 0.48 0.45 0.48 0.43 0.45 0.45 0.45 0.4 0.44 0.43 0.47 0.51 0.53 0.5 0.47 0.57 0.55 0.59 0.57 0.52 0.66 0.65 0.61 0.6 0.63 0.61 0.59 0.61 0.67 0.67 0.69 0.68 0.65 0.65 0.65 0.65 0.65 0.65 0.45 0.55 0.45 0.59 0.62 0.61 0.5939 Neutral 0.17 0.2 0.27 0.21 0.18 0.25 0.19 0.21 0.21 0.26 0.29 0.25 0.16 0.22 0.22 0.2 0.23 0.15 0.17 0.17 0.16 0.18 0.1 0.16 0.15 0.2 0.19 0.21 0.16 0.2 0.13 0.19 0.16 0.16 0.18 0.14 0.13 0.14 0.17 0.15 0.25 0.21 0.25 0.15 0.12 0.1317 0.1397 Bottom 3 Box 0.37 0.38 0.25 0.33 0.33 0.32 0.36 0.34 0.34 0.34 0.28 0.33 0.37 0.27 0.25 0.3 0.3 0.28 0.28 0.22 0.26 0.31 0.24 0.19 0.25 0.2 0.18 0.19 0.26 0.19 0.2 0.15 0.15 0.17 0.18 0.22 0.22 0.22 0.18 0.2 0.31 0.25 0.31 0.27 0.26 0.2621 0.2664 "TYSABRI's benefits outweigh the risk it poses to MS patients." Source: US data: Neurologist Metrics Tracker; Top 3 boxes on a 7 point scale. ? Agree Cases #1, #2 Case #3

Comprehensive Dialogue with Our Customers Thousands of Interactions With Each of Our Audiences Patient Services Direct Mail / Email Live Programming Sales Details Doctors Nurses Nurse Practitioners Patients Patient Associations Pharmacists Regulators Payers Pharmaco-economists Webcasts Websites Med Info Peer-to-Peer Programming Advisory Boards Public Affairs Congresses

Alfred Sandrock, M.D., Ph.D. Senior Vice President, Neurology R&D R&D Update

Biogen Idec at AAN 25 company-sponsored platform and poster presentations at the 61st Annual Meeting of the American Academy of Neurology (AAN) April 25 - May 2, 2009 in Seattle Pipeline Products Daclizumab A poster focusing on results from the Phase II CHOICE trial, showing that reduced T-cell activation may contribute to the compound's activity in MS BG-12 Two posters on BG-12 provide evidence that the compound may have a dual mechanism of action thought to demonstrate anti-inflammatory and neuroprotective properties PEG IFN Two PEG IFN posters on Phase I data, supporting the advancement of the compound into a Phase III clinical trial by mid-year 2009 15

Biogen Idec at AAN Continued 25 company-sponsored platform and poster presentations at the 61st Annual Meeting of the American Academy of Neurology (AAN) April 25 - May 2, 2009 in Seattle Marketed Products AVONEX The 10-year follow up from the CHAMPIONS extension study, which is the longest follow-up of CIS patients who start therapy before or shortly after the development of their disease TYSABRI An analysis showing that TYSABRI may aid in the repair of MS-related damage to the myelin sheath, as well as possibly protect it from further damage Data from a post-hoc analysis showing that select patients with relapsing MS saw an improvement of physical function as measured on the EDSS scale A presentation of updated TYSABRI safety information 16

Paul Clancy Chief Financial Officer Financial Performance

Q1 2009 Financial Worksheet Revenues ($ millions) Q1 2008 Q1 2009 %D Notes AVONEX U.S. Revenues $308 $340 10% AVONEX International Revenues $228 $215 (5%) Total AVONEX Sales $536 $555 4% TYSABRI Revenue to BIIB $115 $165 44% Total Product Sales $665 $733 10% RITUXAN US Profit Share $158 $180 14% RITUXAN Reimbursement $13 $15 18% RITUXAN ex-US Revenues $77 $84 10% Total Revenue from Unconsolidated Joint Business [RITUXAN(r)] $247 $279 13% Royalties $24 $24 0% Total Revenue $942 $1,036 10% Note: Numbers may not foot due to rounding

Q1 2009 Financial Worksheet Costs and Expenses ($ millions) Q1 2008 Q1 2009 %D Notes Non-GAAP Cost of Sales1 $101 $98 (3%) % of Product Sales 15.2% 13.4% Non-GAAP R&D Expenses2 $255 $275 8% % of Total Revenues 27.1% 26.5% Non-GAAP SG&A Expenses3 $213 $217 2% % of Total Revenues 22.6% 21.0% Collaboration Profit (Loss) Sharing [TYSABRI] $21 $43 100% For Q1'08 and Q1'09 there were no adjustments between GAAP and non-GAAP cost of sales. For Q1'08 GAAP R&D expense was $258 million and 27.4% of Total Revenues, non-GAAP R&D expense excludes $0.8 million related to the expenses paid by Cardiokine and $2.7 million in stock option expense. For Q1'09 GAAP R&D expense was $279 million and 27.0% of Total Revenues, non-GAAP R&D expense excludes $1.6 million related to the expenses paid by Cardiokine, $1.0 million in restructuring and $2.2 million in stock option expense. For Q1'08 GAAP SG&A expense was $216 million and 22.9% of Total Revenues, non-GAAP SG&A expense excludes $3.1 million in stock option expense. For Q1'09 GAAP SG&A expense was $222 million and 21.4% of Total Revenues, non-GAAP SG&A expense excludes $0.1 million in restructuring and $4.5 million in stock option expense. Note: Numbers may not foot due to rounding

Q1 2009 Financial Worksheet Other Selected Financials ($ millions except EPS) Q1 2008 Q1 2009 %D Notes Other income, net1 $3.1 $6.8 na Non-GAAP Tax Rate2 28.6% 24.5% Non-GAAP Net Income attributable to Biogen Idec, Inc.3 $250 $306 22% Weighted average shares used in calculating diluted EPS (millions) 299.5 289.7 Non-GAAP EPS3 $0.83 $1.05 27% For Q1'08 and Q1'09 other income, net there were no adjustments between GAAP and non-GAAP. Pursuant to the adoption of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements, other income, net excludes $2.7M and $2.6M attributable to minority interest (now called noncontrolling interest) for the quarters ended March 31, 2008 and 2009, respectively. For Q1'08 GAAP tax rate was 33.4%. For Q1'09 GAAP tax rate was 20.9%. The difference between the GAAP and non-GAAP tax rate for all periods is a result of the cumulative effects of the reconciliation that can be found on Table 3 from Biogen Idec's Q1'09 earnings press release or the end of this presentation and the footnotes to the prior slide of this presentation. See Table 3 from Biogen Idec's Q1'09 earnings press release or the end of this presentation for the most directly comparable GAAP net income attributable to Biogen Idec, Inc. and diluted GAAP EPS, with a reconciliation to the non-GAAP net income attributable to Biogen Idec, Inc. and diluted non-GAAP EPS.

Full Year 2009 Financial Guidance Confirmed Revenue growth is expected to be in the high single digits. Operating Expenses, excluding collaboration profit share, between $2.0 to $2.1 billion. R&D is expected to be approximately 26-28% of total revenue. SG&A is expected to be approximately 19-20% of total revenue. Non-GAAP tax rate is expected to be between 28-30%. GAAP tax rate is expected to be between 32%-34%. The difference between the GAAP and non-GAAP tax rate is the result of the full year effects of the reconciling items detailed at the end of this presentation. Non-GAAP diluted EPS is expected to be above $4.00. GAAP diluted EPS is expected to be above $2.80. Capital Expenditures in the range of $210-$250 million. Note: See Table 3 from Biogen Idec's Q1'09 earnings press release or the end of this presentation for reconciliation of our GAAP to non-GAAP guidance. Guidance Issued February 2009

GAAP to non-GAAP Reconciliation Q1-09 Diluted EPS & Net Income Attributable to Biogen Idec and FY09 Guidance 22

GAAP to non-GAAP Reconciliation Diluted EPS and Net Income Attributable to Biogen Idec: Five Year History Notes: The non-GAAP financial measures presented in this table are utilized by Biogen Idec management to gain an understanding of the comparative financial performance of the Company. Our non-GAAP financial measures are defined as reported, or GAAP, values excluding (1) purchase accounting and merger-related adjustments, (2) stock option expense and the cumulative effect of an accounting change relating to the initial adoption of SFAS No. 123R and (3) other items. Our management uses these non- GAAP financial measures to establish financial goals and to gain an understanding of the comparative financial performance of the Company from year to year and quarter to quarter. Accordingly, we believe investors' understanding of the Company's financial performance is enhanced as a result of our disclosing these non-GAAP financial measures. Non-GAAP net income attributable to Biogen Idec Inc. and non- GAAP diluted EPS should not be viewed in isolation or as a substitute for reported, or GAAP, net income attributable to Biogen Idec Inc. and diluted EPS. Numbers may not foot due to rounding. 23